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                                                               EXHIBIT (m)(4)(a)


                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1


                               FOR CLASS R2 SHARES


                                   SCHEDULE A


                   (Amended and Restated as of June 28, 2005)


                            Capital Appreciation Fund


                                Common Stock Fund


                                Convertible Fund


                             Diversified Income Fund


                             Global High Income Fund


                                 Government Fund


                         High Yield Corporate Bond Fund


                            International Equity Fund


                              Large Cap Growth Fund


                                    Map Fund


                               Mid Cap Growth Fund


                               Mid Cap Value Fund


                                Money Market Fund


                              Small Cap Value Fund


                              Small Cap Growth Fund


                               Tax Free Bond Fund


                                Total Return Fund


                                   Value Fund